UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2018

Arcosa, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38494	82-5339416
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(972) 942-6500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Agreements with Trinity Industries, Inc.

On October 31, 2018, Arcosa, Inc. (“Arcosa”) entered into definitive agreements with Trinity Industries, Inc., the parent and owner of 100% of Arcosa’s common stock at that time (“Trinity”), that, among other things, set forth the terms and conditions of the separation of Arcosa from Trinity (the “Separation”) and provide a framework for Arcosa’s relationship with Trinity after the Separation, including the allocation between Arcosa and Trinity of Arcosa’s and Trinity’s assets, liabilities and obligations attributable to periods prior to, at and after the Separation. In addition to a Separation and Distribution Agreement, which contains certain key provisions related to the Distribution (as defined below), the parties also entered into an Employee Matters Agreement, a Tax Matters Agreement, a Transition Services Agreement and an Intellectual Property Matters Agreement (collectively, the “Separation Agreements”). A summary of certain important terms and conditions of the Separation Agreements, which are described below, can be found in the section entitled “Certain Relationships and Related Person Transactions—Agreements with Trinity” in Arcosa’s Information Statement, which is included as Exhibit 99.1 to Amendment No. 6 to Arcosa’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2018. These summaries are incorporated by reference into this Item 1.01 as if restated in full.

Separation and Distribution Agreement

On October 31, 2018, Arcosa and Trinity entered into a Separation and Distribution Agreement that sets forth, among other things, the agreements between Trinity and Arcosa regarding the principal transactions necessary to effect the Separation and the Distribution. It also sets forth other agreements that govern certain aspects of Arcosa’s ongoing relationship with Trinity after the completion of the Separation and Distribution. The description of the Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the terms and conditions of the Separation and Distribution Agreement attached hereto as Exhibit 2.1.

Transition Services Agreement

On October 31, 2018, Trinity and Arcosa entered into a Transition Services Agreement pursuant to which Trinity and Arcosa will provide the other party with various services, including services relating to human resources, benefits administration, payroll, technology and information technology, for a transition period of up to eighteen months (which may be extended in certain circumstances) following the Distribution. The charges for such services are generally intended to allow the service provider to recover all of its direct and indirect costs, generally without profit. The description of the Transition Services Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the terms and conditions of the Transition Services Agreement attached hereto as Exhibit 10.1.

Tax Matters Agreement

On October 31, 2018, Trinity and Arcosa entered into a Tax Matters Agreement which governs Trinity’s and Arcosa’s respective rights, responsibilities and obligations after the Distribution with respect to tax liabilities and benefits (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Distribution or certain related transactions to qualify for tax-free treatment for U.S. federal income tax purposes), tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. The description of the Tax Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the terms and conditions of the Tax Matters Agreement attached hereto as Exhibit 10.2.

Employee Matters Agreement

On October 31, 2018, Trinity and Arcosa entered into an Employee Matters Agreement which, among other things, governs Trinity’s, Arcosa’s and the parties’ respective subsidiaries’ and affiliates’ rights, responsibilities, and obligations after the spin-off with respect to the following matters: (i) employees and former employees (and their respective dependents and beneficiaries) who are or were employed with Trinity, Arcosa or the parties’ respective subsidiaries or affiliates;  (ii) the allocation of assets and liabilities generally relating to employees, employment or service-related matters and employee benefit plans;   (iii) employee compensation plans and director compensation plans, including equity plans; and (iv) other human resources, employment, and employee benefits matters.  The description of the Employee Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the terms and conditions of the Employee Matters Agreement attached hereto as Exhibit 10.3.

Intellectual Property Matters Agreement

On October 31, 2018, Trinity and Arcosa entered into an Intellectual Property Matters Agreement, under which Trinity will license certain intellectual property to Arcosa, and Arcosa will license certain intellectual property to Trinity. The licenses will be perpetual, irrevocable, royalty-free, fully paid-up, worldwide licenses, in connection with the current and future operation of the businesses, subject to certain limitations. The description of the Intellectual Property Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the terms and conditions of the Intellectual Property Agreement attached hereto as Exhibit 10.4.

Credit Facility with JPMorgan

On the Distribution Date (as defined below), Arcosa entered into a Credit Agreement (the “Credit Agreement”), by and among Arcosa, as borrower, the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, National Association (“JPMorgan”), as administrative agent, Bank of America, N.A., as syndication agent, and SunTrust Bank and Wells Fargo Bank, National Association, as co-documentation agents.

The Credit Agreement provides for a $400.0 million unsecured revolving line of credit with a maturity date of November 1, 2023. The Credit Agreement includes a $100.0 million sublimit for the issuance of letters of credit (each, a “Letter of Credit”). Arcosa may also increase the amount of the commitments under the Credit Agreement by an aggregate amount not to exceed $200.0 million, subject to certain conditions including the agreement of existing Lenders to increase their commitments or by obtaining commitments from one or more new Lenders.

On the Distribution Date, there were no outstanding loans borrowed under the Credit Agreement and there were approximately $19.9 million in Letters of Credit issued under the Credit Agreement. The interest rates under the facility are variable based on LIBOR or an alternate base rate plus a margin that is determined based on Arcosa’s leverage as measured by a consolidated total indebtedness to consolidated EBITDA ratio, and initially are set at LIBOR plus 1.25%. A commitment fee will accrue on the average daily unused portion of the revolving facility at the rate of 0.20% to 0.35%, initially set at 0.20%.

In connection with the Credit Agreement, certain of Arcosa’s Material Domestic Subsidiaries (as defined in the Credit Agreement), including Meyer Utility Structures, LLC (f/k/a Trinity Meyer Utility Structures, LLC), a Delaware limited liability company, McConway & Torley, LLC, a Delaware limited liability company, Standard Forged Products, LLC, a Delaware limited liability company, Arcosa Materials, Inc. (f/k/a Trinity Construction Materials, Inc.), a Delaware corporation, Arcosa LW, LLC (f/k/a Trinity LW, LLC), a Delaware limited liability company, Trinity Marine Products, Inc., a Delaware corporation, Arcosa Aggregates, Inc. (f/k/a Trinity Materials, Inc.), a Delaware corporation, and Arcosa Wind Towers, Inc. (f/k/a Trinity Structural Towers, Inc.), a Delaware corporation, guaranteed Arcosa’s obligations under the Credit Agreement.

The description of the Credit Agreement set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Credit Agreement, which is attached hereto as Exhibit 10.5 and is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the section entitled “Credit Facility with JPMorgan” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information included under Item 5.03 of this Current Report on Form 8-K regarding the Restated Certificate of Incorporation is incorporated into this Item 3.03 by reference.

Item 5.01.	Changes in Control of Registrant.

Arcosa was a 100% owned subsidiary of Trinity immediately prior to the Distribution. Effective as of 12:01 a.m. local New York City time on November 1, 2018 (the “Distribution Date”), Trinity completed the Separation and the pro rata distribution to holders of record of Trinity common stock, par value $0.01 per share, as of 5:00 p.m. local New York City time on October 17, 2018 (the “Record Date”), of one share of Arcosa common stock, par value $0.01 per share, for every three shares of Trinity common stock held by such Trinity stockholders as of the Record Date (the “Distribution”). Arcosa is now an independent public company and commenced trading “regular way” under the symbol “ACA” on the New York Stock Exchange (“NYSE”) on the Distribution Date. Trinity did not issue fractional shares of Arcosa’s common stock in the Distribution. Trinity stockholders received cash in lieu of fractional shares.  Following completion of the Distribution, Trinity retains no ownership interest in Arcosa. The description of the Separation included under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Resignation of Directors

On October 1, 2018, when Arcosa’s Registration Statement on Form 10, as amended, initially filed with the SEC on May 15, 2018, was declared effective, the members of the Board initially consisted of Rhys J. Best, Antonio Carrillo, Timothy Wallace, James Perry, and Theis Rice.

Effective as of October 31, 2018, Timothy Wallace, James Perry, and Theis Rice were removed from the Board, and Joseph Alvarado, David W. Biegler, Jeffrey A. Craig, Ronald J. Gafford, John W. Lindsay, Douglas L. Rock, and Melanie M. Trent were appointed to the Board and Mr. Best was appointed to serve as the Non-Executive Chairman of the Board.

Biographical information for each member of the Board can be found in Arcosa’s Information Statement under the section entitled “Management—Directors and Executive Officers Following the Spin-Off,” which section is incorporated by reference into this Item 5.02.

As a result of the resignations and appointments described above, the Board of Arcosa is currently divided into three classes, as follows:

•
Class I: Ronald J. Gafford, Douglas L. Rock and Melanie Trent serve in the first class of directors of the Board whose terms expire at the first annual meeting of Arcosa stockholders following the Distribution;

•
Class II: Joe Alvarado, Jeffrey A. Craig and John Lindsay serve in the second class of directors of the Board whose terms expire at the second annual meeting of Arcosa stockholders following the Distribution; and

•
Class III: Rhys J. Best, David W. Biegler and Antonio Carrillo serve in the third class of directors of the Board whose terms expire at the third annual meeting of Arcosa stockholders following the Distribution.

Commencing with the 2022 annual meeting of stockholders, the Board will no longer be classified, and directors will no longer be divided into classes.

Also, in connection with the Distribution, effective as of October 31, 2018:

•
Mr. Rock, Mr. Craig and Ms. Trent were appointed as members of the Audit Committee. Mr. Rock was appointed to serve as the Chair of the Audit Committee. The Board has determined that each of Mr. Rock, Mr. Craig and Ms. Trent are independent under SEC rules and NYSE listing standards applicable to audit committee members and that each of Messrs. Rock and Craig qualifies as an “audit committee financial expert” for purposes of the rules of the SEC.

•
Mr. Gafford, Mr. Alvarado and Ms. Trent, each of whom has been determined by the Board to be independent under NYSE listing standards, were appointed as members of the Corporate Governance and Directors Nominating Committee of the Board. Mr. Gafford was appointed to serve as the Chair of the Corporate Governance and Directors Nominating Committee.

•
Mr.  Biegler, Mr. Alvarado, and Mr. Lindsay, each of whom has been determined by the Board to be independent under SEC rules and NYSE listing standards applicable to compensation committee members, were appointed as members of the Human Resources Committee of the Board. Mr. Biegler was appointed the Chair of the Human Resources Committee.

Each of the non-employee directors of Arcosa will receive compensation for their service as a director or committee member in accordance with plans and programs more fully described in Arcosa’s Information Statement under the heading “Director Compensation,” which is incorporated by reference into this Item 5.02. Each of the non-employee directors of Arcosa will be eligible to participate in the Equity Plan (as defined below) and the Director Deferred Plan (as defined below), the material terms of each of which are described below.

There are no arrangements or understandings between any of the individuals listed above and any other person pursuant to which such individuals were selected as directors. There are no transactions involving any of the individuals listed above that would be required to be reported under Item 404(a) of Regulation S-K.

Appointment of Executive Officers

Prior to the completion of the Distribution, the following individuals were serving as executive officers of Arcosa:

Name	Position
Antonio Carrillo	President and Chief Executive Officer
Scott Beasley	Vice President
S. Theis Rice	Senior Vice President and Assistant Secretary
Mary E. Henderson	Vice President
Gail M. Peck	Vice President
Bryan P. Stevenson	Secretary

In connection with and effective as of the Distribution, on the Distribution Date, the following individuals were appointed to serve as executive officers of Arcosa as set forth in the table below:

Name	Position
Antonio Carrillo	President and Chief Executive Officer
Scott Beasley	Chief Financial Officer
Reid Essl	President of Construction Products
Kerry Cole	President of Energy Equipment
Jesse Collins	President of Transportation Products
Bryan P. Stevenson	Chief Legal Officer and Assistant Corporate Secretary
Kathryn A. Collins	Chief Human Resources Officer
Mary E. Henderson	Chief Accounting Officer
Gail Peck	Senior Vice President, Finance and Treasurer

Biographical information on each of the executive officers can be found in Arcosa’s Information Statement under the section entitled “Management—Directors and Executive Officers Following the Spin-Off,” which is incorporated by reference into this Item 5.02.

Information regarding the plans and programs in which our executive officers may participate is described in Arcosa’s Information Statement under the heading “Compensation Discussion and Analysis,” which is incorporated by reference into this Item 5.02, and in this Section 5.02 under the heading “—Adoption of Equity Compensation, Incentive and Other Benefit Plans.”

In connection with his appointment as President and Chief Executive Officer, Mr. Carrillo received the following compensation: (i) annual salary of $850,000; (ii) annual incentive compensation (“STI”) target of $850,000 under Arcosa’s Annual Plan (as defined below); (iii) annual long-term incentive (“LTI”) target of $3,400,000; and (iv) a one-time long-term incentive grant in the amount of $3,500,000 in restricted stock units in Arcosa which vest on the fourth year anniversary of the award if he is employed by Arcosa on such date. In addition, in connection with their new appointments as executive officers of Arcosa, each of Messrs. Beasley, Essl, and Collins received an increase in compensation as follows: Mr. Beasley’s base salary was increased to $400,000 with an annual STI target of $250,000 and annual LTI target of $400,000; Mr. Essl’s base salary was increased to $350,000 with an annual STI target of $225,000 and annual LTI target of $350,000; and Mr. Collins’ base salary was increased to $350,000 with an annual STI target of $225,000 and annual LTI target of 350,000.

Adoption of Equity Compensation, Incentive and Other Benefit Plans

In connection with the Distribution, effective as of November 1, 2018, the Board of Directors of Arcosa (the “Board”) adopted and Trinity, in its capacity as the sole stockholder of Arcosa prior to the Distribution, approved, the following equity compensation, incentive and other benefit plans for Arcosa’s executive officers, employees and non-employee directors:

•	Arcosa, Inc. 2018 Stock Option and Incentive Plan (the “Equity Plan”)

•	Arcosa, Inc. Annual Incentive Plan (the “Annual Plan”)

•	Arcosa, Inc. 2018 Deferred Plan for Director Fees (the “Director Deferred Plan”)

•	Arcosa, Inc. Supplemental Profit Sharing Plan (the “Supplemental Plan,” and together with the Equity Plan, the Annual Plan and the Director Deferred Plan, the “Arcosa Plans”)

The following is a description of the material terms and provisions of each of the Arcosa Plans.  The descriptions of the Equity Plan, the Annual Plan, the Director Deferred Plan and the Supplemental Plan, as set forth under this Item 5.02 are qualified in their entirety by reference to the terms and conditions of Exhibits 10.6, 10.7, 10.8 and 10.9 attached hereto, respectively.

Arcosa, Inc. 2018 Stock Option and Incentive Plan

The Equity Plan is designed to link the interests of Arcosa’s employees and other participants to those of its stockholders by providing participants with equity incentives that increase in value when the price of Arcosa’s common stock increases.  Arcosa’s Human Resources Committee and the Board believe that the ability to provide equity compensation is vital to Arcosa’s ability to attract and retain individuals in the competitive labor markets.  The Equity Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and other performance-based awards, dividend equivalents and  other forms of awards payable in cash or shares of common stock.  Employees of Arcosa or its affiliates who are directors, officers or who are in managerial or other key positions, consultants who provide key consulting services, and non-employee directors are eligible to participate in the Equity Plan, as determined by the Human Resources Committee

Subject to certain adjustments set forth in the Equity Plan, the maximum number of shares of Arcosa common stock that may be issued pursuant to awards under the Equity Plan is 4,800,000 shares. This figure includes the number of shares subject to the awards granted under the Trinity Plans (as defined in the Equity Plan) which are (i) outstanding as of the Effective Date (as defined below), (ii) assumed by Arcosa, and (iii) converted to awards under the Equity Plan.  Notwithstanding the foregoing, the maximum number of shares available for issuance pursuant to incentive stock options, nonqualified stock options, and other awards shall be (i) 3,000,000 shares for awards in the form of incentive stock options, (ii) 3,000,000 shares for awards in the form of nonqualified stock options, and (iii) 3,000,000 shares that may be issued pursuant to awards in forms other than incentive stock options and nonqualified stock options.

Awards of restricted stock, restricted stock units, performance awards and other awards (whether relating to cash or shares) under the Equity Plan may be made subject to the attainment of performance goals relating to one or more of the following business criteria: book value; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings (either in aggregate or on a per-share basis); earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization; economic value added; expenses/costs; gross or net income; gross or net operating margins; gross or net operating profits; gross or net revenues/sales; inventory turns; margins; market share; operating efficiency; operating income; operational performance measures; pre-tax income; productivity ratios and measures; profitability ratios; return measures (including, but not limited to, return on assets, equity, capital, invested capital, sales or revenues); share price (including, but not limited to, growth in share price and total shareholder return); transactions relating to acquisitions or divestitures; or working capital (the “Equity Plan Performance Criteria”). Any Equity Plan Performance Criteria may be used to measure the performance of Arcosa as a whole or any business unit of Arcosa and may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Equity Plan Committee.

The Board or the Human Resources Committee will grant all awards to non-employee directors. The maximum number of shares that may be issued to non-employee directors as a group under the Equity Plan is an aggregate of 1,200,000 shares. The maximum number of shares that may be granted pursuant to any award under the Equity Plan in any one calendar year to a non-employee director is 40,000 shares.

The Equity Plan will become effective as of November 1, 2018 (the “Effective Date”), and unless sooner terminated by the Board, will expire on the tenth anniversary of the Effective Date.  No award may be made under the Equity Plan after the expiration of the Equity Plan, but awards made prior thereto may have vesting or exercise periods that extend beyond that date.  The Board may terminate the Equity Plan at any time; provided that, termination of the Equity Plan will not affect any award previously granted thereunder.

Except as set forth in the Equity Plan or as set forth below, awards payable in the form of shares of common stock will be subject to a minimum vesting period of no less than one year; provided, however, such awards may vest on an accelerated basis, regardless of the minimum vesting provisions, in the event of a participant’s death, disability, retirement, or in the event of a Change in Control.  If the vesting of an award granted to an employee or a consultant is not subject to performance conditions, then such award must have a minimum vesting period of no less than three years, with periodic vesting over such period, provided that, the first vesting date shall occur no earlier than the first anniversary of the date such award is granted.  Notwithstanding the foregoing, up to 5% of the shares reserved under the Equity Plan may be granted as awards without meeting the minimum vesting requirements.

Arcosa, Inc. Annual Incentive Plan

The Annual Plan is a short-term cash incentive compensation plan designed to link executive decision making and performance with Arcosa’s goals, reinforce these goals, and ensure the highest level of accountability for the success of Arcosa as a whole.  The Annual Plan provides for the granting of awards of incentive compensation that may be paid to a participant upon satisfaction of specified performance goals for an established performance period.  Participation in the Annual Plan is limited to those employees of Arcosa and its subsidiaries who are designated by Arcosa’s Human Resources Committee or any other committee as determined by Board, and which shall consist of two or more non-employee directors as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Annual Plan Committee”).  For each “performance period” established by the Annual Plan Committee (a performance period may coincide with the fiscal year of Arcosa or may be for a period that is longer or shorter than a fiscal year), the Annual Plan Committee will select the particular employees to whom incentive compensation may be awarded.

Awards under the Annual Plan may be made subject to the attainment of performance goals (consisting of individual performance goals, business unit performance goals and/or company performance goals) relating to one or more of the following criteria: cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); book value; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization; gross or net margin; earnings (either in aggregate or on a per-share basis and whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; gross or net income; gross or net operating margins; gross or net profit; gross or net revenues; gross or net sales; net asset value per share; margins; transactions relating to acquisitions or divestitures (including, without limitation, the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions); sales growth; price of Arcosa’s common stock (including, but not limited to, growth in share price); return measures (including, but not limited to, return on assets, equity, stockholders’ equity, capital, invested capital, sales or revenues); return on net assets, equity or stockholders’ equity; market share; operating efficiency; operating income; operational performance measures; pre-tax income; productivity ratios and measures; profitability ratios; inventory levels, inventory turn or shrinkage; working capital; or total return to stockholders (“Annual Plan Performance Criteria”).  Any Annual Plan Performance Criteria may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Annual Plan Committee.

Approved awards under the Annual Plan for a performance period will be paid in cash to each participant in the year immediately following the close of the year in which such Performance Period ends, following receipt of the independent auditor’s report, but no later than March 31 of such year. In addition, in the event of certain terminations of service due to death or disability or the occurrence of a Change in Control (as defined in the Annual Plan) prior to the end of the applicable performance period, the Annual Plan Committee may, in its sole discretion, pay a participant a pro-rated amount of incentive compensation under such participant’s award.  If a participant’s employment is terminated for any reason, other than the death or disability of the participant, during a performance period or after a performance period but prior to the date of actual payment, then such participant will immediately forfeit any right to receive any incentive compensation for such performance period; provided that, where the termination of employment occurs after the performance period has ended but prior to the date of actual payment, the Annual Plan Committee may pay the participant an amount not to exceed the amount earned according to the terms of the award.  The payment of an award shall be in the form directed by the Annual Plan Committee and may either be paid in a cash lump sum or in installments.

Arcosa, Inc. 2018 Deferred Plan for Director Fees

The purpose of the Director Deferred Plan is to provide the non-employee directors of the Board an opportunity to defer the payment of their annual retainer fee and Board and committee meeting fees.  The Director Deferred Plan is an “unfunded” plan for purposes of the Employee Retirement Income Security Act of 1974, as amended, and is a deferred compensation plan subject to Section 409A of the Code.

Pursuant to the Director Deferred Plan, non-employee directors may elect to defer the receipt of all or a specified portion of the fees to be paid to him or her.  Deferred amounts are credited to an account on the books of Arcosa and treated as if invested either (i) at an interest rate equivalent (annual LIBOR rate plus 6 points or some other rate determined by the Human Resources Committee) or, (ii) at the director’s prior election, in units of Arcosa common stock (reflecting the value of a share of Arcosa common stock) at the closing price per share on the last day of the quarter following the date that a payment is credited to the director’s account, or if the last day of the quarter is not a trading day, on the next succeeding trading day (“Stock Units”). Such Stock Units are credited with amounts equivalent to dividends paid on Arcosa’s common stock.  Any election to defer and invest in Stock Units must be made on an “Election and Agreement to Defer Director’s Fees,” prior to the year to which the fees for services relate.  A deferral election, once made, is irrevocable for the entire year to which it relates.  A deferral election will remain in effect for future years unless a new election is made with respect to future years, or a new election is made to cease participation.  A director’s account will be maintained on Arcosa’s books until there has been a distribution event for such director.

As a general matter, a director’s account will be distributed, in accordance with the director’s election, either (i) in annual installments not exceeding 10 years, or (ii) in a lump sum, upon the director’s “Termination Date” (i.e., the date on which the director ceases to serve on the Board and incurs a “separation from service” within the meaning of Code Section 409A).  If a director failed to make a payment election, the director’s account will be paid in installments over a 10 year period.  Notwithstanding the foregoing, an alternate payment election can be made with respect to a Termination Date occurring within the two year period following a Change in Control (as defined in the Director Deferred Plan).  All distributions will be made in cash.

Arcosa, Inc. Supplemental Profit Sharing Plan

The purpose of the Supplemental Plan is to provide certain of Arcosa’s highly compensated employees an opportunity to defer amounts relating to their base pay and annual incentive awards and to receive (if declared by the employer) a discretionary matching contribution relating to a portion of such deferrals to allow such individuals an opportunity to accumulate funds for retirement.  The Supplemental Plan is an “unfunded” plan for purposes of ERISA and is a deferred compensation plan subject to Code Section 409A.  The Supplemental Plan will be administered by a committee appointed by the Board for the purpose of overseeing the Supplemental Plan (the “SPSP Committee”).

Highly compensated employees of Arcosa and its affiliates, who are designated as eligible for participation in the Supplemental Plan by the SPSP Committee, may elect to defer the receipt of all or a specified portion of amounts paid to such employee as (i) salary or wages (base pay), and/or (ii) an annual bonus under the terms of the Annual Plan.  A deferral election, once made, is irrevocable for the entire year to which it relates and will remain in effect for future years unless a new election is made or such election is cancelled.  A participant’s account will be maintained on Arcosa’s books until there has been a distribution event for such participant.  The Supplemental Plan provides for a discretionary matching contribution that mimics the matching contribution formula provided for under the Arcosa, Inc. Profit Sharing Plan.  Such matching contribution (if made) will be based upon a prescribed applicable percentage that ranges from 0% to 50% based on the participant’s years of service with the applicable percentage maxing out after five years of service.  Participants will vest in their employer contributions under the Supplemental Plan based on a five-year graded vesting schedule with 100% vesting occurring after five or more years of service.  Years of service will include certain service credit accrued by participants with Trinity as provided for in the Supplemental Plan.

Amounts credited for benefits under the Supplemental Plan will accrue earnings or losses according to hypothetical investment selections made in accordance with each participant’s election.  Immediately following the Distribution, such hypothetical investments will include shares of Trinity common stock and Arcosa common stock (collectively “SPSP Stock Units”).  After November 1, 2018 each participant holding SPSP Stock Units may elect to diversify out of such investment and may not take any action that would result in such participant’s benefit being credited with additional SPSP Stock Units; within 18 months of the Distribution any SPSP Stock Units allocated under the terms of the Supplemental Plan will be liquidated and the proceeds will be deemed to be invested in alternative investments.

A participant’s account will be distributed upon the earlier of (A) termination of employment on account of death, disability, or retirement in accordance with the participant’s election in either (i) annual installments not exceeding 20 years, or (ii) a lump sum, or (B) termination of employment for any other reason in a lump sum.  In all events distribution will occur only to the extent the termination of employment constitutes a “separation from service” within the meaning of Code Section 409A.  All distributions will be made in cash; provided, however that if distribution is made while a participant holds SPSP Stock Units, such amounts will be paid in-kind.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of October 31, 2018, the certificate of incorporation of Arcosa was restated (the “Restated Certificate of Incorporation”) and the bylaws of Arcosa were amended and restated (the “Amended and Restated Bylaws”). A description of the material provisions of the Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in Arcosa’s Information Statement under the section entitled “Description of Capital Stock,” which is incorporated by reference into this Item 5.03. The description set forth under this Item 5.03 is qualified in its entirety by reference to the full text of the Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Distribution, the Board adopted a Code of Business Conduct and Ethics. A copy of Arcosa’s Code of Business Conduct and Ethics is available under the Governance section of Arcosa’s website at www.arcosa.com.

Item 8.01.	Other Events.

On November 1, 2018, Arcosa issued a press release announcing the completion of the Distribution and the start of Arcosa’s operations as an independent company. A copy of the press release is attached hereto as Exhibit 99.1.

In connection with the Distribution, the Board adopted Corporate Governance Principles effective as of November 1, 2018. A copy of Arcosa’s Corporate Governance Principles is available under the Governance section of Arcosa’s website at www.arcosa.com.

In connection with the Distribution, the Board adopted Categorical Standards for Director Independence effective as of November 1, 2018. A copy of Arcosa’s Categorical Standards for Director Independence is available under the Governance section of Arcosa’s website at www.arcosa.com.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated as of October 31, 2018, by and between Trinity Industries, Inc. and Arcosa, Inc. *
3.1	Restated Certificate of Incorporation of Arcosa, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-8, filed on October 31, 2018, File No. 333-228098)
3.2	Amended and Restated Bylaws of Arcosa, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-8, filed on October 31, 2018, File No. 333-228098)
10.1	Transition Services Agreement, dated as of October 31, 2018, by and between Trinity Industries, Inc. and Arcosa, Inc.
10.2	Tax Matters Agreement, dated as of October 31, 2018, by and between Trinity Industries, Inc. and Arcosa, Inc.
10.3	Employee Matters Agreement, dated as of October 31, 2018, by and between Trinity Industries, Inc. and Arcosa, Inc.
10.4	Intellectual Property Matters Agreement, dated as of October 31, 2018, by and between Trinity Industries, Inc. and Arcosa, Inc.
10.5
Credit Agreement, dated as of November 1, 2018, by and among Arcosa, Inc. as borrower, the lenders party thereto, JPMorgan Chase Bank, National Association, as administration agent, Bank of America, N.A., as syndication agent and Branch Banking & Trust Company, SunTrust Bank and Wells Fargo Bank, National Association, as co-documentation agents

10.6	Arcosa, Inc. 2018 Stock Option and Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8, filed on October 31, 2018, File No. 333-228098)
10.7	Arcosa, Inc. Annual Incentive Plan
10.8	Arcosa, Inc. 2018 Deferred Plan for Director Fees
10.9	Arcosa, Inc. Supplemental Profit Sharing Plan
99.1	Press Release of Arcosa, Inc., dated November 1, 2018

*              This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcosa, Inc.

November 1, 2018	By:	/s/ Bryan P. Stevenson
		Name:	Bryan P. Stevenson
		Title:	Chief Legal Officer and Assistant Corporate Secretary